Exhibit 32.1

CERTIFICATIONS

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

RULE 13A-14(B) OR RULE 15D-14(B)

AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The certification set forth below is being submitted in connection with the this report on Form 6-K (the “Report”) of Logitech International S.A. (“the Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Guerrino De Luca, the Chief Executive Officer and Kristen M. Onken, the Chief Financial Officer of the Company, each certify that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 5, 2005

/s/ Guerrino De Luca

Guerrino De Luca

Chief Executive Officer

/s/ Kristen M. Onken

Kristen M. Onken

Chief Financial Officer